Exhibit 99

                                                                    August 19, 2004

Dear US Airways Colleague:

I am sure that many employees have seen at least one of the news stories this week quoting our chairman, David Bronner, about the challenges facing our company. In particular, he said bluntly that without new labor agreements providing competitive labor costs, the airline cannot survive long-term, whether or not a Chapter 11 petition is filed.

I have known Dr. Bronner for more than 30 years. And I can say that I have never seen him more frustrated than he is right now. But he is not alone in his frustration. The Board of Directors, the management team, union leaders and probably each and every employee is frustrated right now.

And we are all frustrated by many of the same things. We are frustrated by the fact that even after our successful trip through bankruptcy, the company still is not profitable and we need to do more. We are frustrated by the fact that we are all working harder than ever. We are frustrated by the negotiations process and the fact that it is chronicled in the media for the whole world to see. And we are frustrated by the fact that the airline industry is changing at a dramatic pace and that the additional changes we need to make are painful and enormous.

The discussions about another Chapter 11 filing are grounded in the fact that, given our financial obligations, it is a very real possibility. The financial disclosure laws, SEC regulations and our commitment to full disclosure mean that all of our stakeholders have to have complete information. Admittedly, the results of disclosing information can be disconcerting to employees and customers alike.

While Chapter 11 is a possibility, the talk of an imminent shutdown, a disruption of service, or impending liquidation is simply not true. If Chapter 11 becomes necessary, our survival will remain dependent upon transformation. One way or another, we need new labor agreements.

All legacy carriers face the very real threat of Chapter 11. All legacy carriers must transform to survive. There is simply no way that any company can operate on a continuous cycle of yearly losses and accruing debt. We have an advantage, in that our 2002-2003 restructuring significantly reduced our debt, cleaned up our balance sheet and provided us with market-based lease rates for aircraft and other vendor agreements. But we are still losing money because the industry's revenue pool continues to shrink, and in essence, the revenue problem has resulted in another cost problem.

We are trying hard to avoid another Chapter 11 filing. We can solve our financial challenges with a new cost structure, but that requires the competitive labor costs that you have all heard so much about. Yes, it is painful, and yes, it will require sacrifices. But if we can quickly reach labor agreements, the outcome remains in our hands and we can get through this. A restructured US Airways with low costs, a simplified fare structure, a route network that blankets the eastern U.S., the Caribbean and Latin America where we have strong market positions, and with our great employees, can make us an absolutely fierce competitor.

Chapter 11 protection can be a useful tool, but it provides no guarantee for success. We beat the odds last time with the support of our employees. I would rather not file again. I would prefer that we resolve our issues outside of bankruptcy court, but to do that, we need to complete negotiations quickly. We have a Transformation Plan that will work. We are already seeing our competitors begin to emulate it.

I am reminded every day of your hard work and dedication to our customers and this company. And that point is crystal clear in the minds of every member of the Board and the senior management team. Our efforts remain focused on being successful outside of bankruptcy and not having to file for Chapter 11, thereby moving our airline to a platform of success. The press coverage of the past week has dwelled on the scenarios if we don't succeed, but I hope that each of you will reflect on what we can be if we do succeed. The choice is ours.

                                                Sincerely,

                                                Bruce R. Lakefield